Exhibit 99.1

Media	Investors
Ancel Martinez	Jim Rowe
415-222-3858	415-396-8216
Thursday, April 14, 2016
WELLS FARGO REPORTS $5.5 BILLION IN QUARTERLY NET INCOME;
Diluted EPS of $0.99; Revenue Up 4 Percent from Prior Year

▪	Continued strong financial results:

◦	Net income of $5.5 billion, compared with $5.8 billion in first quarter 2015

◦	Diluted earnings per share (EPS) of $0.99, compared with $1.04

▪	First quarter 2015 results included discrete tax benefit of $359 million, or $0.07 per share

◦	Revenue of $22.2 billion, up 4 percent

◦	Pre-tax pre-provision profit[1] of $9.2 billion, up 5 percent

◦	Return on assets (ROA) of 1.21 percent and return on equity (ROE) of 11.75 percent

▪	Added $30.8 billion of loans and leases from GE Capital acquisitions

◦	$4.1 billion from rail car portfolio (1/1/16 close)

◦	$26.7 billion from commercial and industrial loans and leases (3/1/16 close)

▪	Strong growth in loans and deposits:

◦	Total average loans of $927.2 billion, up $64.0 billion, or 7 percent, from first quarter 2015

▪	Quarter-end loans of $947.3 billion, up $86.0 billion, or 10 percent

◦	Total average deposits of $1.2 trillion, up $44.6 billion, or 4 percent, with an average deposit cost of 10 basis points

▪	Solid overall credit quality:

◦	Net charge-offs of $886 million, up $178 million from first quarter 2015

▪	Net charge-offs were 0.38 percent of average loans (annualized), up from 0.33 percent

◦	Nonaccrual loans down $276 million, or 2 percent

◦	Reserve build[2] of $200 million, driven by deterioration in the oil and gas portfolio, compared with a $100 million reserve release[2] in first quarter 2015

1 Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle.
2 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

▪	Maintained strong capital levels and continued share repurchases:
◦Common Equity Tier 1 ratio (fully phased-in) of 10.6 percent3
◦Period-end common shares outstanding down 16.2 million from fourth quarter 2015

Selected Financial Information

		Quarter ended
	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Earnings
Diluted earnings per common share	$0.99	1.00	1.04
Wells Fargo net income (in billions)	5.46	5.58	5.80
Return on assets (ROA)	1.21%	1.24	1.38
Return on equity (ROE)	11.75	11.93	13.17
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.38%	0.36	0.33
Allowance for credit losses as a % of total loans	1.34	1.37	1.51
Allowance for credit losses as a % of annualized net charge-offs	355	380	453
Other
Revenue (in billions)	$22.2	21.6	21.3
Efficiency ratio	58.7%	58.4	58.8
Average loans (in billions)	$927.2	912.3	863.3
Average deposits (in billions)	1,219.4	1,216.8	1,174.8
Net interest margin	2.90%	2.92	2.95

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $5.5 billion, or $0.99 per diluted common share, for first quarter 2016, compared with $5.8 billion, or $1.04 per share, for first quarter 2015, and $5.6 billion, or $1.00 per share, for fourth quarter 2015.

Chairman and CEO John Stumpf said, “Wells Fargo's first quarter results reflected the benefit of our diversified business model as we managed challenges presented by a volatile operating environment for our industry. We again generated solid growth in the fundamental drivers of long-term value creation: loans, deposits and capital. We also completed two important acquisitions from GE Capital, which are great additions to our company and demonstrate the benefit of our strong financial position. We remain focused on meeting the financial needs of our consumer and business customers, and I believe we are well positioned for the future.”

Chief Financial Officer John Shrewsberry added, “Our first quarter results demonstrated an ability to produce consistent revenue and net income across economic and interest rate cycles. While challenges in the energy industry and persistent low rates impacted our bottom line, our diversified business model was again beneficial to our results. We were disciplined in deploying liquidity into investment securities in the quarter, with gross purchases well below recent quarters. This was partially responsible for the $30 billion increase in our federal funds and short-term investment balances compared with the prior quarter. Our capital remained very strong with Common Equity Tier 1 (fully phased-in) of $142.7 billion3. Our net payout ratio4 was 60% in the quarter, as we returned $3.0 billion to shareholders through common stock dividends and net share repurchases."
3 See table on page 33 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.
4 Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.

Net Interest Income
Net interest income in first quarter 2016 increased $79 million from fourth quarter 2015 to $11.7 billion. This increase was driven largely by earning asset growth, including a partial quarter impact from the assets acquired from GE Capital, the benefit of the fourth quarter increase in the federal funds rate and disciplined deposit pricing. These increases to net interest income were partially offset by reduced income from variable sources, including periodic dividends and loans fees, and one less day in the quarter.

Net interest margin was 2.90 percent, down 2 basis points from fourth quarter 2015. Income from variable sources reduced the net interest margin by approximately 2 basis points linked-quarter. All other growth, mix and repricing was essentially neutral to net interest margin.

Noninterest Income
Noninterest income in the first quarter was $10.5 billion, up from $10.0 billion in fourth quarter 2015, primarily due to a $381 million gain from the previously announced sale of our crop insurance business (included in other noninterest income) and the impact of lower interest rates and currency movements on hedging results (hedge ineffectiveness) of $379 million, driven by long-term debt. Noninterest income also reflected increases in lease income, which includes operating leases acquired in the GE Capital transactions, and trading gains, reflecting higher customer accommodation trading results in all market businesses. These increases were partially offset by lower gains from equity investments and debt securities, and declines in trust and investment fees, mortgage banking fee income, and commercial real estate brokerage commissions.

Trust and investment fees were $3.4 billion, down $126 million from the prior quarter, primarily due to lower investment banking fees and lower retail brokerage transaction activity and asset-based fees reflecting lower market valuations.

Mortgage banking noninterest income was $1.6 billion, down $62 million from fourth quarter 2015, primarily driven by a decrease in mortgage originations and production margins in the first quarter, partially offset by higher servicing income. Residential mortgage loan originations were $44 billion in the first quarter, down $3 billion linked quarter. The production margin on residential held-for-sale mortgage loan originations5 was 1.68 percent, compared with 1.83 percent in fourth quarter. Net servicing income was $850 million, compared with $730 million in fourth quarter.

Noninterest Expense
Noninterest expense in the first quarter was $13.0 billion, compared with $12.6 billion in fourth quarter 2015. First quarter expenses included seasonally higher employee benefits and incentive compensation, as well as an increase in operating lease expense due to the leases acquired in the GE Capital transactions. These higher expenses were offset by lower outside professional services, equipment and advertising, which typically decline in first quarter, and lower operating losses. The efficiency ratio was 58.7 percent in first quarter 2016, compared with 58.4 percent in the
5 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 38 for more information.

prior quarter. The Company currently expects to operate at the higher end of its targeted efficiency ratio range of 55 to 59 percent for full year 2016.

Loans
Total loans were $947.3 billion at March 31, 2016, up $30.7 billion, or 3 percent, from December 31, 2015, including $24.9 billion from the GE Capital acquisitions. First quarter organic loan growth included commercial and industrial, real estate mortgage, real estate construction, lease financing, real estate 1-4 family first mortgage and automobile. Total average loans were $927.2 billion in the first quarter, up $14.9 billion from the prior quarter, and included an $8.8 billion impact from the GE Capital acquisitions.

(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Commercial	$488,205	456,583	447,338	438,022	415,299
Consumer	459,053	459,976	455,895	450,437	445,932
Total loans	$947,258	916,559	903,233	888,459	861,231
Change from prior quarter	$30,699	13,326	14,774	27,228	(1,320)

Investment Securities
Investment securities were $334.9 billion at March 31, 2016, down $12.7 billion from fourth quarter, as a result of securities sales, runoff and modest securities purchases.

Net unrealized available-for-sale securities gains of $3.5 billion at March 31, 2016, increased from $3.0 billion at December 31, 2015, primarily due to a decline in interest rates.

Deposits
Total average deposits for first quarter 2016 were $1.2 trillion, up 4 percent from a year ago, driven by both commercial and consumer growth. The average deposit cost for first quarter 2016 was 10 basis points, up 1 basis point from a year ago and up 2 basis points from the prior quarter. The increase in deposits reflected strong consumer and small business growth, in part due to seasonally higher balances.

Capital
Capital levels remained strong in the first quarter, with Common Equity Tier 1 (fully phased-in) (CET1) of $142.7 billion, or 10.6 percent3, compared with 10.8 percent in the prior quarter. The decline in the CET1 ratio was primarily driven by the deployment of capital to support the growth in assets from the GE Capital acquisitions in the quarter. In first quarter 2016, the Company repurchased 51.7 million shares of its common stock, which reduced period-end common shares outstanding by 16.2 million shares after taking into account seasonal common stock issuances to employee benefit plans. The Company paid a quarterly common stock dividend of $0.375 per share, up from $0.35 per share a year ago.

Credit Quality
“Solid overall credit results continued in the first quarter," said Chief Risk Officer Mike Loughlin. "The quarterly loss rate remained low at 0.38 percent (annualized). While substantially all of the loan portfolio continues to perform well, the oil and gas portfolio remains under significant stress due to low prices and excess leverage in this industry. The increases in losses and nonperforming loans in the first quarter were primarily due to continued challenges in this portfolio. The allowance for credit losses in the first quarter reflected a reserve build of $200 million as higher commercial reserves reflecting continued deterioration within the oil and gas portfolio were partially offset by continued credit quality improvements in the residential real estate portfolio. Future allowance levels will be based on a variety of factors, including loan growth, portfolio performance and general economic conditions.”

Net Loan Charge-offs
The quarterly loss rate of 0.38 percent (annualized) reflected commercial losses of 0.20 percent and consumer losses of 0.57 percent. Credit losses were $886 million in first quarter 2016, compared with $831 million in fourth quarter 2015, due to higher oil and gas portfolio losses.
Net Loan Charge-Offs

	Quarter ended
	March 31, 2016		December 31, 2015		September 30, 2015
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$273	0.36%	$215	0.29%	$122	0.17%
Real estate mortgage	(29)	(0.10)	(19)	(0.06)	(23)	(0.08)
Real estate construction	(8)	(0.13)	(10)	(0.18)	(8)	(0.15)
Lease financing	1	0.01	1	0.01	3	0.11
Total commercial	237	0.20	187	0.16	94	0.08
Consumer:
Real estate 1-4 family first mortgage	48	0.07	50	0.07	62	0.09
Real estate 1-4 family junior lien mortgage	74	0.57	70	0.52	89	0.64
Credit card	262	3.16	243	2.93	216	2.71
Automobile	127	0.85	135	0.90	113	0.76
Other revolving credit and installment	138	1.42	146	1.49	129	1.35
Total consumer	649	0.57	644	0.56	609	0.53
Total	$886	0.38%	$831	0.36%	$703	0.31%

(a)
Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 30 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets increased by $706 million from fourth quarter 2015 to $13.5 billion. Nonaccrual loans increased $852 million from fourth quarter to $12.2 billion driven by a $1.1 billion increase in the oil and gas portfolio and the addition of $343 million of nonaccrual loans from the GE Capital acquisitions. The increase in nonaccrual loans was partially offset by a $684 million decline in consumer real estate nonaccrual loans, partly due to a sale, as well as a $76 million decline in commercial real estate nonaccrual loans. Foreclosed assets were $1.3 billion, down from $1.4 billion in fourth quarter 2015.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	March 31, 2016		December 31, 2015		September 30, 2015
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$2,911	0.91%	$1,363	0.45%	$1,031	0.35%
Real estate mortgage	896	0.72	969	0.79	1,125	0.93
Real estate construction	63	0.27	66	0.30	151	0.70
Lease financing	99	0.52	26	0.21	29	0.24
Total commercial	3,969	0.81	2,424	0.53	2,336	0.52
Consumer:
Real estate 1-4 family first mortgage	6,683	2.43	7,293	2.66	7,425	2.74
Real estate 1-4 family junior lien mortgage	1,421	2.77	1,495	2.82	1,612	2.95
Automobile	114	0.19	121	0.20	123	0.21
Other revolving credit and installment	47	0.12	49	0.13	41	0.11
Total consumer	8,265	1.80	8,958	1.95	9,201	2.02
Total nonaccrual loans	12,234	1.29	11,382	1.24	11,537	1.28
Foreclosed assets:
Government insured/guaranteed	386		446		502
Non-government insured/guaranteed	893		979		1,265
Total foreclosed assets	1,279		1,425		1,767
Total nonperforming assets	$13,513	1.43%	$12,807	1.40%	$13,304	1.47%
Change from prior quarter:
Total nonaccrual loans	$852		$(155)		$(906)
Total nonperforming assets	706		(497)		(1,097)

Loans 90 Days or More Past Due and Still Accruing
Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $803 million at March 31, 2016, down from $981 million at December 31, 2015. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgage loans and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $12.3 billion at March 31, 2016, down from $13.4 billion at December 31, 2015.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $12.7 billion at March 31, 2016, compared with $12.5 billion at December 31, 2015. The allowance coverage for total loans was 1.34 percent, compared with 1.37 percent in fourth quarter 2015, as loans and leases acquired from GE Capital were recorded at fair value under the purchase method of accounting which fully reflects life-of-loan expected credit losses. The allowance covered 3.6 times annualized first quarter net charge-offs, compared with 3.8 times in the prior quarter. The allowance coverage for nonaccrual loans was 104 percent at March 31, 2016, compared with 110 percent at December 31, 2015. “We believe the allowance was appropriate for losses inherent in the loan portfolio at March 31, 2016,” said Loughlin.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Community Banking	$3,296	3,169	3,547
Wholesale Banking	1,921	2,104	1,974
Wealth and Investment Management	512	595	529

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Total revenue	$12,614	12,330	12,111
Provision for credit losses	720	704	658
Noninterest expense	6,836	6,893	6,591
Segment net income	3,296	3,169	3,547
(in billions)
Average loans	484.3	482.2	472.2
Average assets	947.4	921.4	909.5
Average deposits	683.0	663.7	643.4

Community Banking reported net income of $3.3 billion, up $127 million, or 4 percent, from fourth quarter 2015. Revenue of $12.6 billion increased $284 million, or 2 percent, from fourth quarter 2015 due to higher net interest income and other income (hedging ineffectiveness, driven by long-term debt hedging results), partially offset by lower equity investment gains, and lower gains on deferred compensation plan investments (offset in employee benefits expense). Noninterest expense was down 1 percent, compared with fourth quarter 2015, due to lower project-related expense, equipment expense, operating losses, and deferred compensation plan expense (offset in trading revenue), partially offset by seasonally higher personnel expense. The provision for credit losses increased $16 million from the prior quarter.

Net income was down $251 million, or 7 percent, from first quarter 2015. First quarter 2015 results included a discrete tax benefit of $359 million. Revenue was up $503 million, or 4 percent, compared with a year ago due to higher net interest income, mortgage banking fees, deposit service charges, and debit and credit card fees, partially offset by lower market sensitive revenue, primarily gains on equity investments and trading activities, and lower trust and investment fees. Noninterest expense increased $245 million, or 4 percent, from a year ago driven by higher operating losses and personnel expenses, partially offset by lower foreclosed assets expense. The provision for credit losses increased $62 million from a year ago primarily due to an allowance build compared with a reserve release in first quarter 2015.

Regional Banking

•	Retail Banking

◦	Primary consumer checking customers[6] up 5.0 percent year-over-year[7]

◦	Debit card purchase volume[8] of $72 billion in first quarter, up 9 percent year-over-year

◦	Retail Bank household cross-sell ratio of 6.09 products per household, compared with 6.13 year-over-year[7]

•	Digital Banking

◦	27.2 million digital (online and mobile) active customers, up 6 percent year-over-year7, [9]

◦	17.7 million mobile active customers, with continued double digit growth in mobile adoption[7,9]

◦	#1 overall performance in Keynote Mobile Banking Scorecard; also best in “Functionality,” “Ease of Use,” and “Quality & Availability” (March 2016)
Consumer Lending Group

•	Home Lending

◦	Originations of $44 billion, down from $47 billion in prior quarter

◦	Applications of $77 billion, up from $64 billion in prior quarter

◦	Application pipeline of $39 billion at quarter end, up from $29 billion at December 31, 2015

•	Consumer Credit

◦	Credit card purchase volume of $17.5 billion in first quarter, up 13 percent year-over-year

◦	Credit card penetration in retail banking households rose to 43.3 percent, up from 41.8 percent in prior year

◦	Auto originations of $7.7 billion in first quarter, up 2 percent from prior quarter and up 9 percent from prior year
6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
7 Data as of February 2016, comparisons with February 2015.
8 Combined consumer and business debit card purchase volume dollars.
9 Primarily includes retail banking, consumer lending, small business and business banking customers.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Business Banking, Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments and Asset Backed Finance.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Total revenue	$6,958	6,559	6,409
Provision (reversal of provision) for credit losses	363	126	(51)
Noninterest expense	3,968	3,491	3,618
Segment net income	1,921	2,104	1,974
(in billions)
Average loans	429.8	417.0	380.0
Average assets	748.6	755.4	690.6
Average deposits	428.0	449.3	431.7

Wholesale Banking reported net income of $1.9 billion, down $183 million, or 9 percent, from fourth quarter 2015. Revenue of $7.0 billion increased $399 million, or 6 percent, from prior quarter and included the acquisitions of GE Railcar Services (closed 1/1/16) and GE Capital’s North American Commercial Distribution Finance and Vendor Finance businesses (closed 3/1/16). Net interest income increased $37 million, or 1 percent, as broad-based loan growth, including the GE Capital acquisitions, and increased trading-related revenue was partially offset by lower deposits. Noninterest income increased $362 million, or 13 percent, as the gain on sale of the crop insurance business, strong customer accommodation trading results and the GE Capital acquisitions were partially offset by lower results in commercial real estate businesses and lower investment banking fees and gains on equity fund investments. Noninterest expense increased $477 million, or 14 percent, from prior quarter due to the GE Capital acquisitions as well as seasonally higher personnel expenses, increased foreclosed asset expenses and seasonally higher insurance commissions. The provision for credit losses increased $237 million from the prior quarter, primarily due to higher loan losses in the oil and gas portfolio.

Net income was down $53 million from first quarter 2015. Revenue increased $549 million, or 9 percent, from first quarter 2015, on $311 million higher net interest income related to strong loan growth as well as the GE Capital acquisitions and $238 million higher noninterest income. Noninterest income increased due to the GE Capital acquisitions, the gain related to the sale of the crop insurance business and higher treasury management fees, partially offset by lower investment banking fees and lower gains on debt securities and trading assets. Noninterest expense increased $350 million, or 10 percent, from a year ago primarily due to the GE Capital acquisitions and higher personnel expenses related to growth initiatives, compliance, and regulatory requirements. The provision for credit losses increased $414 million from a year ago due to increased loan losses primarily related to the oil and gas portfolio. The first quarter 2015 results included a $39 million reserve release.

•
Average loans increased 13 percent from first quarter 2015, on broad-based growth, including asset-backed finance, commercial real estate, corporate banking, equipment finance and structured real estate as well as the GE Capital acquisitions

•	Cross-sell of 7.3 products per relationship, up from 7.2 products in first quarter 2015[10]

•	Treasury management revenue up 7 percent from first quarter 2015

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve customers’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Total revenue	$3,854	3,947	3,976
Reversal of provision for credit losses	(14)	(6)	(3)
Noninterest expense	3,042	2,998	3,122
Segment net income	512	595	529
(in billions)
Average loans	64.1	63.0	56.9
Average assets	208.1	197.9	191.6
Average deposits	184.5	177.9	170.3

Wealth and Investment Management reported net income of $512 million, down $83 million, or 14 percent, from fourth quarter 2015. Revenue of $3.9 billion decreased $93 million, or 2 percent, from the prior quarter, primarily due to lower brokerage transaction revenue, asset-based fees, and gains on deferred compensation plan investments (offset in employee benefits expense), partially offset by higher net interest income. Noninterest expense increased $44 million, or 1 percent, from the prior quarter, driven primarily by seasonally higher personnel expenses, partially offset by lower non-personnel expenses, broker commissions, and deferred compensation plan expense (offset in trading revenue). The provision for credit losses was down $8 million from fourth quarter 2015.

Net income was down $17 million, or 3 percent, from first quarter 2015. Revenue decreased $122 million, or 3 percent, from a year ago primarily driven by lower asset-based fees and brokerage transaction revenue, partially offset by higher net interest income. Noninterest expense decreased $80 million, or 3 percent, from a year ago, primarily due to lower broker commissions and operating losses, partially offset by higher other personnel expenses. The provision for credit losses decreased $11 million from a year ago.
Retail Brokerage

•	Client assets of $1.4 trillion, down 2 percent from prior year
10 Cross-sell reported on a one-quarter lag and does not reflect Business Banking relationships. Business Banking realigned from Community Banking to Wholesale Banking effective fourth quarter 2015.

•	Advisory assets of $428 billion, down 1 percent from prior year, as lower market valuations were partially offset by net flows

•	Strong loan growth, with average balances up 22 percent from prior year largely due to continued growth in non-conforming mortgage loans and security-based lending

Wealth Management

•	Client assets of $225 billion, down 1 percent from prior year

•	Average loan balances up 9 percent over prior year primarily driven by continued growth in non-conforming mortgage loans and security-based lending

Retirement

•	IRA assets of $357 billion, down 2 percent from prior year

•	Institutional Retirement plan assets of $331 billion, down 5 percent from prior year

Asset Management

•
Total assets under management of $481 billion, down 2 percent from prior year due to equity outflows and lower market valuations, partially offset by favorable fixed income and money market net client inflows

WIM cross-sell ratio of 10.55 products per household, up from 10.44 a year ago7

Conference Call
The Company will host a live conference call on Thursday, April 14, at 7 a.m. PT (10 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/index.jsp?eid=3946&seid=273.

A replay of the conference call will be available beginning at 10 a.m. PT (1 p.m. ET) on Thursday, April 14 through Sunday, April 24. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #51058505. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/index.jsp?eid=3946&seid=273.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.8 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through 8,800 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 36 countries to support customers who conduct business in the global economy. With approximately 269,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 30 on Fortune’s 2015 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Mar 31, 2016 from
($ in millions, except per share amounts)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Dec 31, 2015	Mar 31, 2015
For the Period
Wells Fargo net income	$5,462	5,575	5,804	(2)%	(6)
Wells Fargo net income applicable to common stock	5,085	5,203	5,461	(2)	(7)
Diluted earnings per common share	0.99	1.00	1.04	(1)	(5)
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.21%	1.24	1.38	(2)	(12)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	11.75	11.93	13.17	(2)	(11)
Efficiency ratio (1)	58.7	58.4	58.8	1	—
Total revenue	$22,195	21,586	21,278	3	4
Pre-tax pre-provision profit (PTPP) (2)	9,167	8,987	8,771	2	5
Dividends declared per common share	0.375	0.375	0.350	—	7
Average common shares outstanding	5,075.7	5,108.5	5,160.4	(1)	(2)
Diluted average common shares outstanding	5,139.4	5,177.9	5,243.6	(1)	(2)
Average loans	$927,220	912,280	863,261	2	7
Average assets	1,819,875	1,787,287	1,707,798	2	7
Average total deposits	1,219,430	1,216,809	1,174,793	—	4
Average consumer and small business banking deposits (3)	714,837	696,484	665,896	3	7
Net interest margin	2.90%	2.92	2.95	(1)	(2)
At Period End
Investment securities	$334,899	347,555	324,736	(4)	3
Loans	947,258	916,559	861,231	3	10
Allowance for loan losses	11,621	11,545	12,176	1	(5)
Goodwill	27,003	25,529	25,705	6	5
Assets	1,849,182	1,787,632	1,737,737	3	6
Deposits	1,241,490	1,223,312	1,196,663	1	4
Common stockholders' equity	175,534	172,036	168,834	2	4
Wells Fargo stockholders’ equity	197,496	192,998	188,796	2	5
Total equity	198,504	193,891	189,964	2	4
Common shares outstanding	5,075.9	5,092.1	5,162.9	—	(2)
Book value per common share (4)	$34.58	33.78	32.70	2	6
Common stock price:
High	53.27	56.34	56.29	(5)	(5)
Low	44.50	49.51	50.42	(10)	(12)
Period end	48.36	54.36	54.40	(11)	(11)
Team members (active, full-time equivalent)	268,600	264,700	266,000	1	1

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(4)	Book value per common share is common stockholders' equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
For the Quarter
Wells Fargo net income	$5,462	5,575	5,796	5,719	5,804
Wells Fargo net income applicable to common stock	5,085	5,203	5,443	5,363	5,461
Diluted earnings per common share	0.99	1.00	1.05	1.03	1.04
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.21%	1.24	1.32	1.33	1.38
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	11.75	11.93	12.62	12.71	13.17
Efficiency ratio (1)	58.7	58.4	56.7	58.5	58.8
Total revenue	$22,195	21,586	21,875	21,318	21,278
Pre-tax pre-provision profit (PTPP) (2)	9,167	8,987	9,476	8,849	8,771
Dividends declared per common share	0.375	0.375	0.375	0.375	0.350
Average common shares outstanding	5,075.7	5,108.5	5,125.8	5,151.9	5,160.4
Diluted average common shares outstanding	5,139.4	5,177.9	5,193.8	5,220.5	5,243.6
Average loans	$927,220	912,280	895,095	870,446	863,261
Average assets	1,819,875	1,787,287	1,746,402	1,729,278	1,707,798
Average total deposits	1,219,430	1,216,809	1,198,874	1,185,304	1,174,793
Average consumer and small business banking deposits (3)	714,837	696,484	683,245	674,889	665,896
Net interest margin	2.90%	2.92	2.96	2.97	2.95
At Quarter End
Investment securities	$334,899	347,555	345,074	340,769	324,736
Loans	947,258	916,559	903,233	888,459	861,231
Allowance for loan losses	11,621	11,545	11,659	11,754	12,176
Goodwill	27,003	25,529	25,684	25,705	25,705
Assets	1,849,182	1,787,632	1,751,265	1,720,617	1,737,737
Deposits	1,241,490	1,223,312	1,202,179	1,185,828	1,196,663
Common stockholders' equity	175,534	172,036	172,089	169,596	168,834
Wells Fargo stockholders’ equity	197,496	192,998	193,051	189,558	188,796
Total equity	198,504	193,891	194,043	190,676	189,964
Common shares outstanding	5,075.9	5,092.1	5,108.5	5,145.2	5,162.9
Book value per common share (4)	$34.58	33.78	33.69	32.96	32.70
Common stock price:
High	53.27	56.34	58.77	58.26	56.29
Low	44.50	49.51	47.75	53.56	50.42
Period end	48.36	54.36	51.35	56.24	54.40
Team members (active, full-time equivalent)	268,600	264,700	265,200	265,800	266,000

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(4)	Book value per common share is common stockholders' equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31,		%
(in millions, except per share amounts)	2016	2015	Change
Interest income
Trading assets	$596	445	34%
Investment securities	2,262	2,144	6
Mortgages held for sale	161	177	(9)
Loans held for sale	2	5	(60)
Loans	9,577	8,938	7
Other interest income	374	254	47
Total interest income	12,972	11,963	8
Interest expense
Deposits	307	258	19
Short-term borrowings	67	18	272
Long-term debt	842	604	39
Other interest expense	89	97	(8)
Total interest expense	1,305	977	34
Net interest income	11,667	10,986	6
Provision for credit losses	1,086	608	79
Net interest income after provision for credit losses	10,581	10,378	2
Noninterest income
Service charges on deposit accounts	1,309	1,215	8
Trust and investment fees	3,385	3,677	(8)
Card fees	941	871	8
Other fees	933	1,078	(13)
Mortgage banking	1,598	1,547	3
Insurance	427	430	(1)
Net gains from trading activities	200	408	(51)
Net gains on debt securities	244	278	(12)
Net gains from equity investments	244	370	(34)
Lease income	373	132	183
Other	874	286	206
Total noninterest income	10,528	10,292	2
Noninterest expense
Salaries	4,036	3,851	5
Commission and incentive compensation	2,645	2,685	(1)
Employee benefits	1,526	1,477	3
Equipment	528	494	7
Net occupancy	711	723	(2)
Core deposit and other intangibles	293	312	(6)
FDIC and other deposit assessments	250	248	1
Other	3,039	2,717	12
Total noninterest expense	13,028	12,507	4
Income before income tax expense	8,081	8,163	(1)
Income tax expense	2,567	2,279	13
Net income before noncontrolling interests	5,514	5,884	(6)
Less: Net income from noncontrolling interests	52	80	(35)
Wells Fargo net income	$5,462	5,804	(6)
Less: Preferred stock dividends and other	377	343	10
Wells Fargo net income applicable to common stock	$5,085	5,461	(7)
Per share information
Earnings per common share	$1.00	1.06	(6)
Diluted earnings per common share	0.99	1.04	(5)
Dividends declared per common share	0.375	0.350	7
Average common shares outstanding	5,075.7	5,160.4	(2)
Diluted average common shares outstanding	5,139.4	5,243.6	(2)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Interest income
Trading assets	$596	558	485	483	445
Investment securities	2,262	2,323	2,289	2,181	2,144
Mortgages held for sale	161	176	223	209	177
Loans held for sale	2	5	4	5	5
Loans	9,577	9,323	9,216	9,098	8,938
Other interest income	374	258	228	250	254
Total interest income	12,972	12,643	12,445	12,226	11,963
Interest expense
Deposits	307	241	232	232	258
Short-term borrowings	67	13	12	21	18
Long-term debt	842	713	655	620	604
Other interest expense	89	88	89	83	97
Total interest expense	1,305	1,055	988	956	977
Net interest income	11,667	11,588	11,457	11,270	10,986
Provision for credit losses	1,086	831	703	300	608
Net interest income after provision for credit losses	10,581	10,757	10,754	10,970	10,378
Noninterest income
Service charges on deposit accounts	1,309	1,329	1,335	1,289	1,215
Trust and investment fees	3,385	3,511	3,570	3,710	3,677
Card fees	941	966	953	930	871
Other fees	933	1,040	1,099	1,107	1,078
Mortgage banking	1,598	1,660	1,589	1,705	1,547
Insurance	427	427	376	461	430
Net gains (losses) from trading activities	200	99	(26)	133	408
Net gains on debt securities	244	346	147	181	278
Net gains from equity investments	244	423	920	517	370
Lease income	373	145	189	155	132
Other	874	52	266	(140)	286
Total noninterest income	10,528	9,998	10,418	10,048	10,292
Noninterest expense
Salaries	4,036	4,061	4,035	3,936	3,851
Commission and incentive compensation	2,645	2,457	2,604	2,606	2,685
Employee benefits	1,526	1,042	821	1,106	1,477
Equipment	528	640	459	470	494
Net occupancy	711	725	728	710	723
Core deposit and other intangibles	293	311	311	312	312
FDIC and other deposit assessments	250	258	245	222	248
Other	3,039	3,105	3,196	3,107	2,717
Total noninterest expense	13,028	12,599	12,399	12,469	12,507
Income before income tax expense	8,081	8,156	8,773	8,549	8,163
Income tax expense	2,567	2,533	2,790	2,763	2,279
Net income before noncontrolling interests	5,514	5,623	5,983	5,786	5,884
Less: Net income from noncontrolling interests	52	48	187	67	80
Wells Fargo net income	$5,462	5,575	5,796	5,719	5,804
Less: Preferred stock dividends and other	377	372	353	356	343
Wells Fargo net income applicable to common stock	$5,085	5,203	5,443	5,363	5,461
Per share information
Earnings per common share	$1.00	1.02	1.06	1.04	1.06
Diluted earnings per common share	0.99	1.00	1.05	1.03	1.04
Dividends declared per common share	0.375	0.375	0.375	0.375	0.350
Average common shares outstanding	5,075.7	5,108.5	5,125.8	5,151.9	5,160.4
Diluted average common shares outstanding	5,139.4	5,177.9	5,193.8	5,220.5	5,243.6

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Mar 31,		%
(in millions)	2016	2015	Change
Wells Fargo net income	$5,462	5,804	(6)%
Other comprehensive income, before tax:
Investment securities:
Net unrealized gains arising during the period	795	393	102
Reclassification of net gains to net income	(304)	(300)	1
Derivatives and hedging activities:
Net unrealized gains arising during the period	1,999	952	110
Reclassification of net gains on cash flow hedges to net income	(256)	(234)	9
Defined benefit plans adjustments:
Net actuarial losses arising during the period	(8)	(11)	(27)
Amortization of net actuarial loss, settlements and other to net income	37	43	(14)
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	43	(55)	NM
Other comprehensive income, before tax	2,306	788	193
Income tax expense related to other comprehensive income	(857)	(228)	276
Other comprehensive income, net of tax	1,449	560	159
Less: Other comprehensive income (loss) from noncontrolling interests	(28)	301	NM
Wells Fargo other comprehensive income, net of tax	1,477	259	470
Wells Fargo comprehensive income	6,939	6,063	14
Comprehensive income from noncontrolling interests	24	381	(94)
Total comprehensive income	$6,963	6,444	8
NM - Not meaningful
FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Balance, beginning of period	$193,891	194,043	190,676	189,964	185,262
Cumulative effect from change in consolidation accounting (1)	121	—	—	—	—
Wells Fargo net income	5,462	5,575	5,796	5,719	5,804
Wells Fargo other comprehensive income (loss), net of tax	1,477	(2,092)	321	(1,709)	259
Noncontrolling interests	(5)	(100)	(123)	(51)	301
Common stock issued	1,079	310	505	502	1,327
Common stock repurchased (2)	(2,029)	(1,974)	(2,137)	(1,994)	(2,592)
Preferred stock released by ESOP	313	210	225	349	41
Common stock warrants repurchased/exercised	—	—	(17)	(24)	(8)
Preferred stock issued	975	—	975	—	1,997
Common stock dividends	(1,904)	(1,917)	(1,926)	(1,932)	(1,805)
Preferred stock dividends	(378)	(371)	(356)	(355)	(344)
Tax benefit from stock incentive compensation	149	22	22	55	354
Stock incentive compensation expense	369	204	98	166	376
Net change in deferred compensation and related plans	(1,016)	(19)	(16)	(14)	(1,008)
Balance, end of period	$198,504	193,891	194,043	190,676	189,964

(1)
Effective January 1, 2016, we adopted changes in consolidation accounting pursuant to Accounting Standards Update 2015-02 (Amendments to the Consolidation Analysis). Accordingly, we recorded a $121 million net increase to beginning noncontrolling interests as a cumulative-effect adjustment.

(2)
For the quarters ended December 31, June 30, and March 31, 2015, includes $500 million, $750 million and $750 million related to private forward repurchase transactions that settled in subsequent quarters for 9.2 million, 13.6 million and 14.0 million shares of common stock, respectively.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended March 31,
	2016			2015
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$284,697	0.49%	$344	275,731	0.28%	$190
Trading assets	80,464	3.01	605	62,977	2.88	453
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	34,474	1.59	136	26,163	1.55	100
Securities of U.S. states and political subdivisions	50,512	4.24	535	44,948	4.20	472
Mortgage-backed securities:
Federal agencies	96,423	2.80	675	102,193	2.76	706
Residential and commercial	20,827	5.20	271	23,938	5.71	342
Total mortgage-backed securities	117,250	3.23	946	126,131	3.32	1,048
Other debt and equity securities	53,558	3.21	429	47,051	3.43	400
Total available-for-sale securities	255,794	3.20	2,046	244,293	3.32	2,020
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,664	2.20	244	42,869	2.21	234
Securities of U.S. states and political subdivisions	2,156	5.41	29	1,948	5.16	25
Federal agency mortgage-backed securities	28,114	2.49	175	11,318	1.87	53
Other debt securities	4,598	1.92	22	6,792	1.72	29
Total held-to-maturity securities	79,532	2.37	470	62,927	2.19	341
Total investment securities	335,326	3.01	2,516	307,220	3.08	2,361
Mortgages held for sale (4)	17,870	3.59	161	19,583	3.61	177
Loans held for sale (4)	282	3.23	2	700	2.67	5
Loans:
Commercial:
Commercial and industrial - U.S.	257,727	3.39	2,177	227,682	3.28	1,844
Commercial and industrial - Non U.S.	49,508	2.10	258	45,062	1.88	209
Real estate mortgage	122,739	3.41	1,040	111,497	3.57	981
Real estate construction	22,603	3.61	203	19,492	3.52	169
Lease financing	15,047	4.74	178	12,319	4.95	152
Total commercial	467,624	3.31	3,856	416,052	3.26	3,355
Consumer:
Real estate 1-4 family first mortgage	274,722	4.05	2,782	265,823	4.13	2,741
Real estate 1-4 family junior lien mortgage	52,236	4.39	571	58,880	4.27	621
Credit card	33,366	11.61	963	30,380	11.78	883
Automobile	60,114	5.67	848	56,004	5.95	821
Other revolving credit and installment	39,158	5.99	584	36,122	6.01	535
Total consumer	459,596	5.02	5,748	447,209	5.05	5,601
Total loans (4)	927,220	4.16	9,604	863,261	4.19	8,956
Other	5,808	2.06	30	4,730	5.41	63
Total earning assets	$1,651,667	3.22%	$13,262	1,534,202	3.21%	$12,205
Funding sources
Deposits:
Interest-bearing checking	$38,711	0.12%	$11	39,155	0.05%	$5
Market rate and other savings	651,551	0.07	107	613,413	0.06	97
Savings certificates	27,880	0.45	31	34,608	0.75	64
Other time deposits	58,206	0.74	107	56,549	0.39	56
Deposits in foreign offices	97,682	0.21	51	105,537	0.14	36
Total interest-bearing deposits	874,030	0.14	307	849,262	0.12	258
Short-term borrowings	107,857	0.25	67	71,712	0.11	18
Long-term debt	216,883	1.56	842	183,763	1.32	604
Other liabilities	16,492	2.14	89	16,894	2.30	97
Total interest-bearing liabilities	1,215,262	0.43	1,305	1,121,631	0.35	977
Portion of noninterest-bearing funding sources	436,405			412,571
Total funding sources	$1,651,667	0.32	1,305	1,534,202	0.26	977
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.90%	$11,957		2.95%	$11,228
Noninterest-earning assets
Cash and due from banks	$17,995			17,059
Goodwill	26,069			25,705
Other	124,144			130,832
Total noninterest-earning assets	$168,208			173,596
Noninterest-bearing funding sources
Deposits	$345,400			325,531
Other liabilities	62,627			71,988
Total equity	196,586			188,648
Noninterest-bearing funding sources used to fund earning assets	(436,405)			(412,571)
Net noninterest-bearing funding sources	$168,208			173,596
Total assets	$1,819,875			1,707,798

(1)
Our average prime rate was 3.50% and 3.25% for the quarters ended March 31, 2016 and 2015, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.62% and 0.26% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $290 million and $242 million for the quarters ended March 31, 2016 and 2015, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Mar 31, 2016		Dec 31, 2015		Sep 30, 2015		Jun 30, 2015		Mar 31, 2015
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$284.7	0.49%	$274.6	0.28%	$250.1	0.26%	$267.1	0.28%	$275.7	0.28%
Trading assets	80.5	3.01	68.8	3.33	67.2	2.93	67.6	2.91	63.0	2.88
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	34.4	1.59	34.6	1.58	35.7	1.59	31.7	1.58	26.2	1.55
Securities of U.S. states and political subdivisions	50.5	4.24	49.3	4.37	48.2	4.22	47.1	4.13	44.9	4.20
Mortgage-backed securities:
Federal agencies	96.5	2.80	102.3	2.79	98.4	2.70	98.0	2.65	102.2	2.76
Residential and commercial	20.8	5.20	21.5	5.51	21.9	5.84	22.7	5.84	23.9	5.71
Total mortgage-backed securities	117.3	3.23	123.8	3.26	120.3	3.27	120.7	3.25	126.1	3.32
Other debt and equity securities	53.6	3.21	52.7	3.35	50.4	3.40	48.8	3.51	47.1	3.43
Total available-for-sale securities	255.8	3.20	260.4	3.27	254.6	3.24	248.3	3.25	244.3	3.32
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44.7	2.20	44.7	2.18	44.6	2.18	44.5	2.19	42.9	2.21
Securities of U.S. states and political subdivisions	2.1	5.41	2.1	6.07	2.2	5.17	2.1	5.17	1.9	5.16
Federal agency mortgage-backed securities	28.1	2.49	28.2	2.42	27.1	2.38	21.0	2.00	11.3	1.87
Other debt securities	4.6	1.92	4.9	1.77	5.4	1.75	6.3	1.70	6.8	1.72
Total held-to-maturity securities	79.5	2.37	79.9	2.35	79.3	2.30	73.9	2.18	62.9	2.19
Total investment securities	335.3	3.01	340.3	3.05	333.9	3.02	322.2	3.01	307.2	3.08
Mortgages held for sale	17.9	3.59	19.2	3.66	24.2	3.69	23.5	3.57	19.6	3.61
Loans held for sale	0.3	3.23	0.4	4.96	0.6	2.57	0.7	3.51	0.7	2.67
Loans:
Commercial:
Commercial and industrial - U.S.	257.7	3.39	250.5	3.25	241.4	3.30	231.5	3.36	227.7	3.28
Commercial and industrial - Non U.S.	49.5	2.10	48.0	1.97	45.9	1.83	45.1	1.93	45.1	1.88
Real estate mortgage	122.7	3.41	121.8	3.30	121.0	3.31	113.1	3.48	111.5	3.57
Real estate construction	22.6	3.61	22.0	3.27	21.6	3.39	20.8	4.12	19.5	3.52
Lease financing	15.1	4.74	12.2	4.48	12.3	4.18	12.4	5.16	12.3	4.95
Total commercial	467.6	3.31	454.5	3.16	442.2	3.18	422.9	3.33	416.1	3.26
Consumer:
Real estate 1-4 family first mortgage	274.7	4.05	272.9	4.04	269.4	4.10	266.0	4.12	265.8	4.13
Real estate 1-4 family junior lien mortgage	52.2	4.39	53.8	4.28	55.3	4.22	57.0	4.23	58.9	4.27
Credit card	33.4	11.61	32.8	11.61	31.7	11.73	30.4	11.69	30.4	11.78
Automobile	60.1	5.67	59.5	5.74	58.5	5.80	57.0	5.88	56.0	5.95
Other revolving credit and installment	39.2	5.99	38.8	5.83	38.0	5.84	37.1	5.88	36.1	6.01
Total consumer	459.6	5.02	457.8	4.99	452.9	5.01	447.5	5.02	447.2	5.05
Total loans	927.2	4.16	912.3	4.08	895.1	4.11	870.4	4.20	863.3	4.19
Other	5.8	2.06	5.1	4.82	5.0	5.11	4.8	5.14	4.7	5.41
Total earning assets	$1,651.7	3.22%	$1,620.7	3.18%	$1,576.1	3.21%	$1,556.3	3.22%	$1,534.2	3.21%
Funding sources
Deposits:
Interest-bearing checking	$38.7	0.12%	$39.1	0.05%	$37.8	0.05%	$38.6	0.05%	$39.2	0.05%
Market rate and other savings	651.5	0.07	640.5	0.06	628.1	0.06	619.8	0.06	613.4	0.06
Savings certificates	27.9	0.45	29.6	0.54	30.9	0.58	32.5	0.63	34.6	0.75
Other time deposits	58.2	0.74	49.8	0.52	48.7	0.46	52.2	0.42	56.5	0.39
Deposits in foreign offices	97.7	0.21	107.1	0.14	111.5	0.13	104.3	0.13	105.5	0.14
Total interest-bearing deposits	874.0	0.14	866.1	0.11	857.0	0.11	847.4	0.11	849.2	0.12
Short-term borrowings	107.9	0.25	102.9	0.05	90.4	0.06	84.5	0.09	71.7	0.11
Long-term debt	216.9	1.56	190.9	1.49	180.6	1.45	185.1	1.34	183.8	1.32
Other liabilities	16.5	2.14	16.5	2.14	16.4	2.13	16.4	2.03	16.9	2.30
Total interest-bearing liabilities	1,215.3	0.43	1,176.4	0.36	1,144.4	0.34	1,133.4	0.34	1,121.6	0.35
Portion of noninterest-bearing funding sources	436.4	—	444.3	—	431.7	—	422.9	—	412.6	—
Total funding sources	$1,651.7	0.32	$1,620.7	0.26	$1,576.1	0.25	$1,556.3	0.25	$1,534.2	0.26
Net interest margin on a taxable-equivalent basis		2.90%		2.92%		2.96%		2.97%		2.95%
Noninterest-earning assets
Cash and due from banks	$18.0		17.8		17.0		17.5		17.1
Goodwill	26.1		25.6		25.7		25.7		25.7
Other	124.1		123.2		127.6		129.8		130.8
Total noninterest-earnings assets	$168.2		166.6		170.3		173.0		173.6
Noninterest-bearing funding sources
Deposits	$345.4		350.7		341.9		337.9		325.6
Other liabilities	62.6		65.2		67.9		67.6		72.0
Total equity	196.6		195.0		192.2		190.4		188.6
Noninterest-bearing funding sources used to fund earning assets	(436.4)		(444.3)		(431.7)		(422.9)		(412.6)
Net noninterest-bearing funding sources	$168.2		166.6		170.3		173.0		173.6
Total assets	$1,819.9		1,787.3		1,746.4		1,729.3		1,707.8

(1)
Our average prime rate was 3.50% for the quarter ended March 31, 2016, 3.29% for the quarter ended December 31,2015, and 3.25% for the quarters ended September 30, June 30 and March 31, 2015. The average three-month London Interbank Offered Rate (LIBOR) was 0.62%, 0.41%, 0.31%, 0.28% and 0.26% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Mar 31,		%
(in millions)	2016	2015	Change
Service charges on deposit accounts	$1,309	1,215	8%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,239	2,380	(6)
Trust and investment management	815	852	(4)
Investment banking	331	445	(26)
Total trust and investment fees	3,385	3,677	(8)
Card fees	941	871	8
Other fees:
Charges and fees on loans	313	309	1
Cash network fees	131	125	5
Commercial real estate brokerage commissions	117	129	(9)
Letters of credit fees	78	88	(11)
Wire transfer and other remittance fees	92	87	6
All other fees (1)(2)(3)	202	340	(41)
Total other fees	933	1,078	(13)
Mortgage banking:
Servicing income, net	850	523	63
Net gains on mortgage loan origination/sales activities	748	1,024	(27)
Total mortgage banking	1,598	1,547	3
Insurance	427	430	(1)
Net gains from trading activities	200	408	(51)
Net gains on debt securities	244	278	(12)
Net gains from equity investments	244	370	(34)
Lease income	373	132	183
Life insurance investment income	154	145	6
All other (3)	720	141	411
Total	$10,528	10,292	2

(1)	Wire transfer and other remittance fees, reflected in all other fees prior to 2016, have been separately disclosed.

(2)	All other fees have been revised to include merchant processing fees for all periods presented.

(3)	Effective fourth quarter 2015, the Company's proportionate share of its merchant services joint venture earnings is included in all other income.

NONINTEREST EXPENSE

	Quarter ended Mar 31,		%
(in millions)	2016	2015	Change
Salaries	$4,036	3,851	5%
Commission and incentive compensation	2,645	2,685	(1)
Employee benefits	1,526	1,477	3
Equipment	528	494	7
Net occupancy	711	723	(2)
Core deposit and other intangibles	293	312	(6)
FDIC and other deposit assessments	250	248	1
Outside professional services	583	548	6
Operating losses	454	295	54
Outside data processing	208	253	(18)
Contract services	282	225	25
Postage, stationery and supplies	163	171	(5)
Travel and entertainment	172	158	9
Advertising and promotion	134	118	14
Insurance	111	140	(21)
Telecommunications	92	111	(17)
Foreclosed assets	78	135	(42)
Operating leases	235	62	279
All other	527	501	5
Total	$13,028	12,507	4

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Service charges on deposit accounts	$1,309	1,329	1,335	1,289	1,215
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,239	2,288	2,368	2,399	2,380
Trust and investment management	815	838	843	861	852
Investment banking	331	385	359	450	445
Total trust and investment fees	3,385	3,511	3,570	3,710	3,677
Card fees	941	966	953	930	871
Other fees:
Charges and fees on loans	313	308	307	304	309
Cash network fees	131	129	136	132	125
Commercial real estate brokerage commissions	117	224	124	141	129
Letters of credit fees	78	86	89	90	88
Wire transfer and other remittance fees	92	95	95	93	87
All other fees (1)(2)(3)	202	198	348	347	340
Total other fees	933	1,040	1,099	1,107	1,078
Mortgage banking:
Servicing income, net	850	730	674	514	523
Net gains on mortgage loan origination/sales activities	748	930	915	1,191	1,024
Total mortgage banking	1,598	1,660	1,589	1,705	1,547
Insurance	427	427	376	461	430
Net gains (losses) from trading activities	200	99	(26)	133	408
Net gains on debt securities	244	346	147	181	278
Net gains from equity investments	244	423	920	517	370
Lease income	373	145	189	155	132
Life insurance investment income	154	139	150	145	145
All other (3)	720	(87)	116	(285)	141
Total	$10,528	9,998	10,418	10,048	10,292

(1)	Wire transfer and other remittance fees, reflected in all other fees prior to 2016, have been separately disclosed.

(2)	All other fees have been revised to include merchant processing fees for all periods presented.

(3)	Effective fourth quarter 2015, the Company's proportionate share of its merchant services joint venture earnings is included in all other income.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Salaries	$4,036	4,061	4,035	3,936	3,851
Commission and incentive compensation	2,645	2,457	2,604	2,606	2,685
Employee benefits	1,526	1,042	821	1,106	1,477
Equipment	528	640	459	470	494
Net occupancy	711	725	728	710	723
Core deposit and other intangibles	293	311	311	312	312
FDIC and other deposit assessments	250	258	245	222	248
Outside professional services	583	827	663	627	548
Operating losses	454	532	523	521	295
Outside data processing	208	205	258	269	253
Contract services	282	266	249	238	225
Postage, stationery and supplies	163	177	174	180	171
Travel and entertainment	172	196	166	172	158
Advertising and promotion	134	184	135	169	118
Insurance	111	57	95	156	140
Telecommunications	92	106	109	113	111
Foreclosed assets	78	20	109	117	135
Operating leases	235	73	79	64	62
All other	527	462	636	481	501
Total	$13,028	12,599	12,399	12,469	12,507

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Mar 31, 2016	Dec 31, 2015	% Change
Assets
Cash and due from banks	$19,084	19,111	—%
Federal funds sold, securities purchased under resale agreements and other short-term investments	300,547	270,130	11
Trading assets	73,158	77,202	(5)
Investment securities:
Available-for-sale, at fair value	255,551	267,358	(4)
Held-to-maturity, at cost	79,348	80,197	(1)
Mortgages held for sale	18,041	19,603	(8)
Loans held for sale	280	279	—
Loans	947,258	916,559	3
Allowance for loan losses	(11,621)	(11,545)	1
Net loans	935,637	905,014	3
Mortgage servicing rights:
Measured at fair value	11,333	12,415	(9)
Amortized	1,359	1,308	4
Premises and equipment, net	8,349	8,704	(4)
Goodwill	27,003	25,529	6
Other assets	119,492	100,782	19
Total assets	$1,849,182	1,787,632	3
Liabilities
Noninterest-bearing deposits	$348,888	351,579	(1)
Interest-bearing deposits	892,602	871,733	2
Total deposits	1,241,490	1,223,312	1
Short-term borrowings	107,703	97,528	10
Accrued expenses and other liabilities	73,597	73,365	—
Long-term debt	227,888	199,536	14
Total liabilities	1,650,678	1,593,741	4
Equity
Wells Fargo stockholders’ equity:
Preferred stock	24,051	22,214	8
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,602	60,714	—
Retained earnings	123,891	120,866	3
Cumulative other comprehensive income	1,774	297	497
Treasury stock – 405,908,584 shares and 389,682,664 shares	(19,687)	(18,867)	4
Unearned ESOP shares	(2,271)	(1,362)	67
Total Wells Fargo stockholders’ equity	197,496	192,998	2
Noncontrolling interests	1,008	893	13
Total equity	198,504	193,891	2
Total liabilities and equity	$1,849,182	1,787,632	3

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Assets
Cash and due from banks	$19,084	19,111	17,395	19,687	19,793
Federal funds sold, securities purchased under resale agreements and other short-term investments	300,547	270,130	254,811	232,247	291,317
Trading assets	73,158	77,202	73,894	80,236	79,278
Investment securities:
Available-for-sale, at fair value	255,551	267,358	266,406	260,667	257,603
Held-to-maturity, at cost	79,348	80,197	78,668	80,102	67,133
Mortgages held for sale	18,041	19,603	21,840	25,447	23,606
Loans held for sale	280	279	430	621	681
Loans	947,258	916,559	903,233	888,459	861,231
Allowance for loan losses	(11,621)	(11,545)	(11,659)	(11,754)	(12,176)
Net loans	935,637	905,014	891,574	876,705	849,055
Mortgage servicing rights:
Measured at fair value	11,333	12,415	11,778	12,661	11,739
Amortized	1,359	1,308	1,277	1,262	1,252
Premises and equipment, net	8,349	8,704	8,800	8,692	8,696
Goodwill	27,003	25,529	25,684	25,705	25,705
Other assets	119,492	100,782	98,708	96,585	101,879
Total assets	$1,849,182	1,787,632	1,751,265	1,720,617	1,737,737
Liabilities
Noninterest-bearing deposits	$348,888	351,579	339,761	343,582	335,858
Interest-bearing deposits	892,602	871,733	862,418	842,246	860,805
Total deposits	1,241,490	1,223,312	1,202,179	1,185,828	1,196,663
Short-term borrowings	107,703	97,528	88,069	82,963	77,697
Accrued expenses and other liabilities	73,597	73,365	81,700	81,399	90,121
Long-term debt	227,888	199,536	185,274	179,751	183,292
Total liabilities	1,650,678	1,593,741	1,557,222	1,529,941	1,547,773
Equity
Wells Fargo stockholders’ equity:
Preferred stock	24,051	22,214	22,424	21,649	21,998
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,602	60,714	60,998	60,154	59,980
Retained earnings	123,891	120,866	117,593	114,093	110,676
Cumulative other comprehensive income	1,774	297	2,389	2,068	3,777
Treasury stock	(19,687)	(18,867)	(17,899)	(15,707)	(14,556)
Unearned ESOP shares	(2,271)	(1,362)	(1,590)	(1,835)	(2,215)
Total Wells Fargo stockholders’ equity	197,496	192,998	193,051	189,558	188,796
Noncontrolling interests	1,008	893	992	1,118	1,168
Total equity	198,504	193,891	194,043	190,676	189,964
Total liabilities and equity	$1,849,182	1,787,632	1,751,265	1,720,617	1,737,737

Wells Fargo & Company and Subsidiaries
FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$33,813	36,250	35,423	35,944	30,031
Securities of U.S. states and political subdivisions	51,574	49,990	49,423	48,298	47,380
Mortgage-backed securities:
Federal agencies	95,463	104,546	105,023	100,078	103,217
Residential and commercial	21,246	22,646	22,836	23,770	24,712
Total mortgage-backed securities	116,709	127,192	127,859	123,848	127,929
Other debt securities	51,956	52,289	51,760	50,090	48,759
Total available-for-sale debt securities	254,052	265,721	264,465	258,180	254,099
Marketable equity securities	1,499	1,637	1,941	2,487	3,504
Total available-for-sale securities	255,551	267,358	266,406	260,667	257,603
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,667	44,660	44,653	44,645	44,244
Securities of U.S. states and political subdivisions	2,183	2,185	2,187	2,174	2,092
Federal agency mortgage-backed securities	28,016	28,604	26,828	27,577	14,311
Other debt securities	4,482	4,748	5,000	5,706	6,486
Total held-to-maturity debt securities	79,348	80,197	78,668	80,102	67,133
Total investment securities	$334,899	347,555	345,074	340,769	324,736

FIVE QUARTER LOANS

(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Commercial:
Commercial and industrial	$321,547	299,892	292,234	284,817	271,088
Real estate mortgage	124,711	122,160	121,252	119,695	111,848
Real estate construction	22,944	22,164	21,710	21,309	19,981
Lease financing	19,003	12,367	12,142	12,201	12,382
Total commercial	488,205	456,583	447,338	438,022	415,299
Consumer:
Real estate 1-4 family first mortgage	274,734	273,869	271,311	267,868	265,213
Real estate 1-4 family junior lien mortgage	51,324	53,004	54,592	56,164	57,839
Credit card	33,139	34,039	32,286	31,135	30,078
Automobile	60,658	59,966	59,164	57,801	56,339
Other revolving credit and installment	39,198	39,098	38,542	37,469	36,463
Total consumer	459,053	459,976	455,895	450,437	445,932
Total loans (1)	$947,258	916,559	903,233	888,459	861,231

(1)
Includes $20.3 billion, $20.0 billion, $20.7 billion, $21.6 billion, and $22.4 billion of purchased credit-impaired (PCI) loans at March 31, 2016, and December 31, September 30, June 30, and March 31, 2015, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Commercial foreign loans:
Commercial and industrial	$51,884	49,049	46,380	44,838	45,325
Real estate mortgage	8,367	8,350	8,662	9,125	5,171
Real estate construction	311	444	396	389	241
Lease financing	983	274	279	301	307
Total commercial foreign loans	$61,545	58,117	55,717	54,653	51,044

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Nonaccrual loans:
Commercial:
Commercial and industrial	$2,911	1,363	1,031	1,079	663
Real estate mortgage	896	969	1,125	1,250	1,324
Real estate construction	63	66	151	165	182
Lease financing	99	26	29	28	23
Total commercial	3,969	2,424	2,336	2,522	2,192
Consumer:
Real estate 1-4 family first mortgage	6,683	7,293	7,425	8,045	8,345
Real estate 1-4 family junior lien mortgage	1,421	1,495	1,612	1,710	1,798
Automobile	114	121	123	126	133
Other revolving credit and installment	47	49	41	40	42
Total consumer	8,265	8,958	9,201	9,921	10,318
Total nonaccrual loans (1)(2)(3)	$12,234	11,382	11,537	12,443	12,510
As a percentage of total loans	1.29%	1.24	1.28	1.40	1.45
Foreclosed assets:
Government insured/guaranteed	$386	446	502	588	772
Non-government insured/guaranteed	893	979	1,265	1,370	1,557
Total foreclosed assets	1,279	1,425	1,767	1,958	2,329
Total nonperforming assets	$13,513	12,807	13,304	14,401	14,839
As a percentage of total loans	1.43%	1.40	1.47	1.62	1.72

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Total (excluding PCI)(1):	$13,060	14,380	14,405	15,161	16,344
Less: FHA insured/guaranteed by the VA (2)(3)	12,233	13,373	13,500	14,359	15,453
Less: Student loans guaranteed under the FFELP (4)	24	26	33	46	50
Total, not government insured/guaranteed	$803	981	872	756	841
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$24	97	53	17	31
Real estate mortgage	8	13	24	10	43
Real estate construction	2	4	—	—	—
Total commercial	34	114	77	27	74
Consumer:
Real estate 1-4 family first mortgage (3)	167	224	216	220	221
Real estate 1-4 family junior lien mortgage (3)	55	65	61	65	55
Credit card	389	397	353	304	352
Automobile	55	79	66	51	47
Other revolving credit and installment	103	102	99	89	92
Total consumer	769	867	795	729	767
Total, not government insured/guaranteed	$803	981	872	756	841

(1)	PCI loans totaled $2.7 billion, $2.9 billion, $3.2 billion, $3.4 billion and $3.6 billion, at March 31, 2016 and December 31, September 30, June 30 and March 31, 2015, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

(4)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the FFELP.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)
Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	132
Accretion into interest income (1)	(14,212)
Accretion into noninterest income due to sales (2)	(458)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	9,734
Changes in expected cash flows that do not affect nonaccretable difference (3)	10,658
Balance, December 31, 2015	16,301
Addition of accretable yield due to acquisitions	(1)
Accretion into interest income (1)	(339)
Accretion into noninterest income due to sales (2)	(9)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (4)	34
Changes in expected cash flows that do not affect nonaccretable difference (3)	(8)
Balance, March 31, 2016	$15,978

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

(4)
At March 31, 2016, our carrying value for PCI loans totaled $20.3 billion and the remainder of nonaccretable difference established in purchase accounting totaled $2.3 billion. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	March 31, 2016
	PCI loans				All other loans
(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)
California	$16,079	72%	$12,838	57%	$9,311	52%
Florida	1,819	81	1,392	60	1,932	65
New Jersey	751	81	578	60	1,272	68
New York	518	77	440	59	624	67
Texas	196	55	176	49	753	43
Other states	3,724	78	2,972	61	5,388	64
Total Pick-a-Pay loans	$23,087	74	$18,396	58	$19,280	58

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2016.

(2)
Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)
The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)
Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Balance, beginning of quarter	$12,512	12,562	12,614	13,013	13,169
Provision for credit losses	1,086	831	703	300	608
Interest income on certain impaired loans (1)	(48)	(48)	(48)	(50)	(52)
Loan charge-offs:
Commercial:
Commercial and industrial	(349)	(275)	(172)	(154)	(133)
Real estate mortgage	(3)	(11)	(9)	(16)	(23)
Real estate construction	—	(2)	—	(1)	(1)
Lease financing	(4)	(3)	(5)	(3)	(3)
Total commercial	(356)	(291)	(186)	(174)	(160)
Consumer:
Real estate 1-4 family first mortgage	(137)	(113)	(145)	(119)	(130)
Real estate 1-4 family junior lien mortgage	(133)	(134)	(159)	(163)	(179)
Credit card	(314)	(295)	(259)	(284)	(278)
Automobile	(211)	(211)	(186)	(150)	(195)
Other revolving credit and installment	(175)	(178)	(160)	(151)	(154)
Total consumer	(970)	(931)	(909)	(867)	(936)
Total loan charge-offs	(1,326)	(1,222)	(1,095)	(1,041)	(1,096)
Loan recoveries:
Commercial:
Commercial and industrial	76	60	50	73	69
Real estate mortgage	32	30	32	31	34
Real estate construction	8	12	8	7	10
Lease financing	3	2	2	1	3
Total commercial	119	104	92	112	116
Consumer:
Real estate 1-4 family first mortgage	89	63	83	52	47
Real estate 1-4 family junior lien mortgage	59	64	70	69	56
Credit card	52	52	43	41	39
Automobile	84	76	73	82	94
Other revolving credit and installment	37	32	31	35	36
Total consumer	321	287	300	279	272
Total loan recoveries	440	391	392	391	388
Net loan charge-offs	(886)	(831)	(703)	(650)	(708)
Other	4	(2)	(4)	1	(4)
Balance, end of quarter	$12,668	12,512	12,562	12,614	13,013
Components:
Allowance for loan losses	$11,621	11,545	11,659	11,754	12,176
Allowance for unfunded credit commitments	1,047	967	903	860	837
Allowance for credit losses	$12,668	12,512	12,562	12,614	13,013
Net loan charge-offs (annualized) as a percentage of average total loans	0.38%	0.36	0.31	0.30	0.33
Allowance for loan losses as a percentage of:
Total loans	1.23	1.26	1.29	1.32	1.41
Nonaccrual loans	95	101	101	94	97
Nonaccrual loans and other nonperforming assets	86	90	88	82	82
Allowance for credit losses as a percentage of:
Total loans	1.34	1.37	1.39	1.42	1.51
Nonaccrual loans	104	110	109	101	104
Nonaccrual loans and other nonperforming assets	94	98	94	88	88

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions)		Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Total equity		$198.5	193.9	194.0	190.7	190.0
Noncontrolling interests		(1.0)	(0.9)	(0.9)	(1.1)	(1.2)
Total Wells Fargo stockholders’ equity		197.5	193.0	193.1	189.6	188.8
Adjustments:
Preferred stock		(22.0)	(21.0)	(21.0)	(20.0)	(20.0)
Goodwill and other intangible assets (2)		(30.9)	(28.7)	(28.7)	(29.1)	(28.9)
Investment in certain subsidiaries and other		(1.9)	(0.9)	(1.6)	(0.6)	(0.9)
Common Equity Tier 1 (Fully Phased-In) under Basel III (1)	(A)	142.7	142.4	141.8	139.9	139.0
Total risk-weighted assets (RWAs) anticipated under Basel III (3)(4)	(B)	$1,341.2	1,321.7	1,331.8	1,325.6	1,326.3
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (4)	(A)/(B)	10.6%	10.8	10.6	10.6	10.5

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company’s capital position. We have included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)	Goodwill and other intangible assets are net of any associated deferred tax liabilities.

(3)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of March 31, 2016, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for December 31, 2015, September 30, 2015, and June 30, 2015, was calculated under the Basel III Standardized Approach RWAs, and the capital ratio for March 31, 2015 was calculated under the Basel III Advanced Approach RWAs.

(4)	The Company’s March 31, 2016, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Quarter ended Mar 31,
Net interest income (3)	$7,468	7,147	3,748	3,437	943	826	(492)	(424)	11,667	10,986
Provision (reversal of provision) for credit losses	720	658	363	(51)	(14)	(3)	17	4	1,086	608
Noninterest income	5,146	4,964	3,210	2,972	2,911	3,150	(739)	(794)	10,528	10,292
Noninterest expense	6,836	6,591	3,968	3,618	3,042	3,122	(818)	(824)	13,028	12,507
Income (loss) before income tax expense (benefit)	5,058	4,862	2,627	2,842	826	857	(430)	(398)	8,081	8,163
Income tax expense (benefit)	1,697	1,290	719	817	314	324	(163)	(152)	2,567	2,279
Net income (loss) before noncontrolling interests	3,361	3,572	1,908	2,025	512	533	(267)	(246)	5,514	5,884
Less: Net income (loss) from noncontrolling interests	65	25	(13)	51	—	4	—	—	52	80
Net income (loss)	$3,296	3,547	1,921	1,974	512	529	(267)	(246)	5,462	5,804

Average loans	$484.3	472.2	429.8	380.0	64.1	56.9	(51.0)	(45.8)	927.2	863.3
Average assets	947.4	909.5	748.6	690.6	208.1	191.6	(84.2)	(83.9)	1,819.9	1,707.8
Average deposits	683.0	643.4	428.0	431.7	184.5	170.3	(76.1)	(70.6)	1,219.4	1,174.8

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes items not specific to a business segment and elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
COMMUNITY BANKING
Net interest income (2)	$7,468	7,409	7,409	7,277	7,147
Provision for credit losses	720	704	668	397	658
Noninterest income	5,146	4,921	5,524	4,690	4,964
Noninterest expense	6,836	6,893	6,778	6,719	6,591
Income before income tax expense	5,058	4,733	5,487	4,851	4,862
Income tax expense	1,697	1,507	1,785	1,620	1,290
Net income before noncontrolling interests	3,361	3,226	3,702	3,231	3,572
Less: Net income from noncontrolling interests	65	57	142	16	25
Segment net income	$3,296	3,169	3,560	3,215	3,547
Average loans	$484.3	482.2	477.0	472.3	472.2
Average assets	947.4	921.4	898.9	910.0	909.5
Average deposits	683.0	663.7	655.6	654.8	643.4
WHOLESALE BANKING
Net interest income (2)	$3,748	3,711	3,611	3,591	3,437
Provision (reversal of provision) for credit losses	363	126	36	(84)	(51)
Noninterest income	3,210	2,848	2,715	3,019	2,972
Noninterest expense	3,968	3,491	3,503	3,504	3,618
Income before income tax expense	2,627	2,942	2,787	3,190	2,842
Income tax expense	719	841	815	951	817
Net income before noncontrolling interests	1,908	2,101	1,972	2,239	2,025
Less: Net income (loss) from noncontrolling interests	(13)	(3)	47	48	51
Segment net income	$1,921	2,104	1,925	2,191	1,974
Average loans	$429.8	417.0	405.6	386.2	380.0
Average assets	748.6	755.4	739.1	713.7	690.6
Average deposits	428.0	449.3	442.0	432.4	431.7
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$943	933	887	832	826
Reversal of provision for credit losses	(14)	(6)	(6)	(10)	(3)
Noninterest income	2,911	3,014	2,991	3,144	3,150
Noninterest expense	3,042	2,998	2,909	3,038	3,122
Income before income tax expense	826	955	975	948	857
Income tax expense	314	366	371	359	324
Net income before noncontrolling interests	512	589	604	589	533
Less: Net income (loss) from noncontrolling interests	—	(6)	(2)	3	4
Segment net income	$512	595	606	586	529
Average loans	$64.1	63.0	61.1	59.3	56.9
Average assets	208.1	197.9	192.6	189.1	191.6
Average deposits	184.5	177.9	172.6	168.2	170.3
OTHER (3)
Net interest income (2)	$(492)	(465)	(450)	(430)	(424)
Provision (reversal of provision) for credit losses	17	7	5	(3)	4
Noninterest income	(739)	(785)	(812)	(805)	(794)
Noninterest expense	(818)	(783)	(791)	(792)	(824)
Loss before income tax benefit	(430)	(474)	(476)	(440)	(398)
Income tax benefit	(163)	(181)	(181)	(167)	(152)
Net loss before noncontrolling interests	(267)	(293)	(295)	(273)	(246)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(267)	(293)	(295)	(273)	(246)
Average loans	$(51.0)	(49.9)	(48.6)	(47.4)	(45.8)
Average assets	(84.2)	(87.4)	(84.2)	(83.5)	(83.9)
Average deposits	(76.1)	(74.1)	(71.3)	(70.1)	(70.6)
CONSOLIDATED COMPANY
Net interest income (2)	$11,667	11,588	11,457	11,270	10,986
Provision for credit losses	1,086	831	703	300	608
Noninterest income	10,528	9,998	10,418	10,048	10,292
Noninterest expense	13,028	12,599	12,399	12,469	12,507
Income before income tax expense	8,081	8,156	8,773	8,549	8,163
Income tax expense	2,567	2,533	2,790	2,763	2,279
Net income before noncontrolling interests	5,514	5,623	5,983	5,786	5,884
Less: Net income from noncontrolling interests	52	48	187	67	80
Wells Fargo net income	$5,462	5,575	5,796	5,719	5,804
Average loans	$927.2	912.3	895.1	870.4	863.3
Average assets	1,819.9	1,787.3	1,746.4	1,729.3	1,707.8
Average deposits	1,219.4	1,216.8	1,198.9	1,185.3	1,174.8

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)
Includes items not specific to a business segment and elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
MSRs measured using the fair value method:
Fair value, beginning of quarter	$12,415	11,778	12,661	11,739	12,738
Servicing from securitizations or asset transfers	366	372	448	428	308
Sales and other (1)	—	(9)	6	(5)	(1)
Net additions	366	363	454	423	307
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (2)	(1,084)	560	(858)	1,117	(572)
Servicing and foreclosure costs (3)	27	(37)	(18)	(10)	(18)
Prepayment estimates and other (4)	100	244	43	(54)	(183)
Net changes in valuation model inputs or assumptions	(957)	767	(833)	1,053	(773)
Other changes in fair value (5)	(491)	(493)	(504)	(554)	(533)
Total changes in fair value	(1,448)	274	(1,337)	499	(1,306)
Fair value, end of quarter	$11,333	12,415	11,778	12,661	11,739

(1)	Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios.

(2)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(3)	Includes costs to service and unreimbursed foreclosure costs.

(4)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

(5)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Amortized MSRs:
Balance, beginning of quarter	$1,308	1,277	1,262	1,252	1,242
Purchases	21	48	45	29	22
Servicing from securitizations or asset transfers	97	49	35	46	50
Amortization	(67)	(66)	(65)	(65)	(62)
Balance, end of quarter	$1,359	1,308	1,277	1,262	1,252
Fair value of amortized MSRs:
Beginning of quarter	$1,680	1,643	1,692	1,522	1,637
End of quarter	1,725	1,680	1,643	1,692	1,522

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Servicing income, net:
Servicing fees (1)		$910	872	990	1,026	1,010
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	(957)	767	(833)	1,053	(773)
Other changes in fair value (3)		(491)	(493)	(504)	(554)	(533)
Total changes in fair value of MSRs carried at fair value		(1,448)	274	(1,337)	499	(1,306)
Amortization		(67)	(66)	(65)	(65)	(62)
Net derivative gains (losses) from economic hedges (4)	(B)	1,455	(350)	1,086	(946)	881
Total servicing income, net		$850	730	674	514	523
Market-related valuation changes to MSRs, net of hedge results (2)(4)	(A)+(B)	$498	417	253	107	108

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,280	1,300	1,323	1,344	1,374
Owned loans serviced	342	345	346	347	344
Subserviced for others	4	4	4	5	5
Total residential servicing	1,626	1,649	1,673	1,696	1,723
Commercial mortgage servicing:
Serviced for others	485	478	470	465	461
Owned loans serviced	125	122	121	120	112
Subserviced for others	8	7	7	7	7
Total commercial servicing	618	607	598	592	580
Total managed servicing portfolio	$2,244	2,256	2,271	2,288	2,303
Total serviced for others	$1,765	1,778	1,793	1,809	1,835
Ratio of MSRs to related loans serviced for others	0.72%	0.77	0.73	0.77	0.71
Weighted-average note rate (mortgage loans serviced for others)	4.34	4.37	4.39	4.41	4.43

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$532	600	736	814	711
Commercial		71	108	55	108	91
Residential pipeline and unsold/repurchased loan management (1)		145	222	124	269	222
Total		$748	930	915	1,191	1,024
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$77	64	73	81	93
Refinances as a percentage of applications		52%	48	44	45	61
Wells Fargo first mortgage unclosed pipeline, at quarter end		$39	29	34	38	44
Residential real estate originations:
Purchases as a percentage of originations		55%	59	66	54	45
Refinances as a percentage of originations		45	41	34	46	55
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$24	27	32	36	28
Correspondent		19	19	22	25	20
Other (2)		1	1	1	1	1
Total quarter-to-date		$44	47	55	62	49
Held-for-sale	(B)	$31	33	39	46	37
Held-for-investment		13	14	16	16	12
Total quarter-to-date		$44	47	55	62	49
Total year-to-date		$44	213	166	111	49
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.68%	1.83	1.88	1.75	1.93

(1)	Primarily includes the results of GNMA loss mitigation activities, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

				Quarter ended
(in millions)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Balance, beginning of period	$378	538	557	586	615
Provision for repurchase losses:
Loan sales	7	9	11	13	10
Change in estimate (1)	(19)	(128)	(17)	(31)	(26)
Net reductions	(12)	(119)	(6)	(18)	(16)
Losses	(11)	(41)	(13)	(11)	(13)
Balance, end of period	$355	378	538	557	586

(1)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.